Exhibit 20(j)

                       Monthly Certificateholders' Statement

                       Sears Credit Account Master Trust II

                       Series 1998-1 Monthly Statement


Distribution Date: June 15, 1999       Due Period Ending: May 1999

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution
Date listed above is set forth below:

1. Payments or Allocations to Series 1998-1 Investors this Due Period

                        Total                Interest          Principal
   Series 1998-1

   Class A           $2,416,666.67          $2,416,666.67              $0.00

   Class B             $176,500.00            $176,500.00              $0.00

   Class C                   $0.00                  $0.00              $0.00


2. Principal Receivables at the end of the Due Period

   (a)   TOTAL PRINCIPAL RECEIVABLES IN THE TRUST         $10,155,748,026.75

         Aggregate Investor Interest                       $7,399,264,841.68

         Seller Interest                                   $2,756,483,185.07

   (b)   INVESTOR INTEREST BY GROUPS

         Group One Investor Interest                       $7,399,264,841.68

   (c)   INVESTOR INTEREST BY SERIES

         Series 1994-1 Investor Interest                     $531,211,545.06
         Series 1995-1 Investor Interest                     $186,277,659.19
         Series 1995-2 Investor Interest                     $565,149,092.60
         Series 1995-3 Investor Interest                     $564,785,454.54
         Series 1995-5 Investor Interest                     $588,250,000.00
         Series 1996-1 Investor Interest                     $588,240,000.00
         Series 1996-2 Investor Interest                     $275,200,090.29
         Series 1996-3 Investor Interest                     $588,240,000.00
         Series 1996-4 Investor Interest                     $588,240,000.00
         Series 1996-5 Investor Interest                     $628,931,000.00
         Series 1997-1 Investor Interest                     $588,240,000.00
         Series 1998-1 Investor Interest                     $588,250,000.00
         Series 1998-2 Investor Interest                     $530,000,000.00
         Series 1999-1 Investor Interest                     $588,250,000.00

   (d)   INVESTOR INTEREST BY CLASS (SERIES 1998-1)

         Class A Investor Interest                           $500,000,000.00
         Class B Investor Interest                            $35,300,000.00
         Class C Investor Interest                            $52,950,000.00

         TOTAL CLASS INVESTOR  INTEREST                      $588,250,000.00


3. Allocation of Collections During the Due Period
   (a)   TOTAL COLLECTIONS                                   $722,794,459.22

         Principal Receivables Collected                     $546,689,688.22

         Finance Charge Receivables Collected                $176,104,771.00

         Recovered Amounts added as Additional Funds          $14,462,788.06



                                                                  Additional
                                  Finance Charge  Principal       Allocable
                                  Collections     Collections     Amounts

(b)ALLOCATION OF COLLECTIONS
   WITH RESPECT TO THE INVESTOR
   INTEREST AND THE SELLER INTEREST

  Aggregate Investor Allocation
  (Aggregate Investor Percentage
  multiplied by total Collections
  received during the Due Period) $129,287,395.97 $401,352,477.74 $14,462,788.06

  Seller Allocation (Seller
  Percentage multiplied by
  total Collections received
  during the Due Period)          $46,817,375.03  $145,337,210.48 $0.00

(c)Group One Allocation           $129,287,395.97 $401,352,477.74 $14,462,788.06

(d)Series 1998-1 Allocation       $10,087,359.86  $31,314,629.27  $1,128,426.69

(e)Reallocations of Collections
   to Series 1998-1 from other
   series in Group One and
   application of Charge-Off
   reimbursements to
   Principal payments.            $0.00           $0.00           $0.00


   4. Information Concerning Controlled Amortization Amount

                                                                       Total
                                         Amount                Distributions
                                         Distributed this       through this
                                         Due Period               Due Period

         SERIES 1998-1 BY CLASS:

           Class A                                  $0.00              $0.00

           Class B                                  $0.00              $0.00

           Class C                                  $0.00              $0.00


   5. Investor Charged-Off Amounts
                                                            This Due Period

      (a)Group One (the sum of the Series Investor Charged-
         Off Amounts for all Series in Group One)             $48,349,939.28

      (b)Series 1998-1 (the sum of the Class Investor Charged-
         Off Amounts for all Classes in Series 1998-1)         $3,772,395.86

      (c)Series 1998-1 By Class:

         Class A (Class A Percentage multiplied
         by the Charged-Off Amount)                            $3,206,456.32
         Class B (Class B Percentage multiplied
         by the Charged-Off Amount)                              $226,375.82

         Class C (Class C Percentage multiplied
         by the Charged-Off Amount)                              $339,563.72


   6. Investor Losses
                                                                       Total

      (a)Group  One                                                    $0.00

      (b)Series 1998-1                                                 $0.00

      (c)Series 1998-1 By Class:

         Class A                                                       $0.00

         Class B                                                       $0.00

         Class C                                                       $0.00


   7. Monthly Servicing Fee Payable This Due Period

      SELLER SERVICING FEE                                     $4,550,302.10

      INVESTOR SERVICING FEE

      (a)Group One                                            $12,565,777.33

      (b)Series 1998-1                                           $980,416.67


   8. Performance Analysis

      (a)Portfolio Yield (Finance Charge Collections
         during the Due Period divided by Principal
         Receivables in the Trust as of the first
         day of the Due Period)                                        20.58%

      (b)Charge-Offs (Charged-Off Amounts during
         the Due Period divided by Principal
         Receivables in the Trust as of the
         first day of the Due Period)                                   7.70%

      (c)Recoveries (Recovered Amounts added as
         Additional Funds on the Distribution Date
         divided by Aggregate Investor Interest in the
         Trust as of the first day of the Due Period)                   2.30%

      (d)Investor Servicing Fee Percentage
         (weighted  average of Investor Servicing
         Fees for Series 1998-1)                                        2.00%

      (e)Weighted Average Certificate Rate
         (weighted average certificate rates for all
         classes of Series 1998-1)                                      5.29%

      (f)Series Excess Servicing Percentage (the sum of
         Portfolio Yield and Recoveries minus the sum of
         Charge-Offs, the Investor Servicing Fee Percentage
         and the Weighted Average Certificate Rate)                     7.89%

      (g)Total Payment Rate (Aggregate Collections
         during the Due Period divided by the aggregate
         amount of Receivables in the Trust as of
         the first day of the Due Period)                               6.92%


   9. Summary Delinquency Aging Information

      Sears has completed its conversion to the Total Systems Services, Inc. ("TSYS") account processing system. For a further discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated May 14, 1998.

      The  Accounts in the Trust have the following delinquency distribution:


                                             May 1999
         Delinquencies as a % of balances
            60 - 89 days past due........      2.01%
            90 - 119 days past due.......      1.41%
            120 days or more past due....      3.84%
         Total Delinquencies                   7.26%


      The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period. Sears and the Bank determine delinquency levels for accounts using an aging methodolgy that is based on the number of completed billing cycles during which the customer failed to make a required payment. The delinquency data reflect the percentage of Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively.


                               THE FIRST NATIONAL BANK OF CHICAGO,
                               as Trustee



                               By:/s/Diane Swanson
                                     Diane Swanson
                                     Assistant Vice President